Exhibit 4.3

SUBSCRIPTION AGREEMENT

To subscribe for Units of Class B Preferred Stock and Warrants in the private offering of

TOUGHBUILT INDUSTRIES, INC.

1.	Complete and Date, Initial and Sign where applicable, the following pages included in the Subscription Agreement:

-	Signature Page attached to this Subscription Agreement
-	Accredited Investor Certification
-	Purchaser Questionnaire
-	Form of Payment & Securities Delivery Instructions
-	If applicable, Bad Actor Disqualification Questionnaire
-	If applicable, Wire Transfer Authorization

2.	Return all forms to your Joseph Gunnar Account Executive or by email: elord@jgunnar.com or fax: (212) 440-9614 and send a check (if applicable) to:

Joseph Gunnar & Co., LLC
30 Broad Street, 11th Floor
New York, NY 10004
Attn: Eric Lord

3.	Please make your subscription payment payable to the order of “Signature Bank, as Escrow Agent for ToughBuilt Industries, Inc.” Account No. xxxxxx.

For wiring funds directly to the escrow account, use the following instructions:

Bank Name:	Signature Bank
261 Madison Avenue
New York, NY 10016
Acct. Name:	Signature Bank as Escrow Agent for ToughBuilt Industries,, Inc.
ABA Number:	026013576
SWIFT Code:	SIGNUS33
A/C Number:	xxxxxx
FBO:	Investor Name
Social Security Number
Address

ALL SUBSCRIPTION DOCUMENTS MUST BE FILLED IN AND SIGNED EXACTLY AS SET FORTH WITHIN.

SUBSCRIPTION AGREEMENT

FOR

TOUGHBUILT INDUSTRIES, INC.

ToughBuilt Industries, Inc.

c/o Joseph Gunnar & Co., LLC

30 Broad Street, 11th Floor

New York, NY 10004

Ladies and Gentlemen:

1.          Subscription. The undersigned (the “Purchaser”) will purchase the number of Units of ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), set forth on the signature page to this Subscription Agreement. Each Unit consists of one share of Class B Preferred Stock and one Warrant to purchase a share of Common Stock at $6.00 per share of Common Stock. The Units are being offered (the “Offering”) by the Company pursuant to the offering terms set forth in the Company’s Confidential Private Placement Memorandum, dated ________ __, 2016, as may be amended and/or supplemented, from time to time (collectively, the “Memorandum”).

The Units are being offered on a “reasonable efforts, all or none” basis with respect to the minimum of $3,000,000 (the “Minimum Offering”) and thereafter on a “reasonable efforts” basis up to the maximum of $5,000,000 (the “Maximum Offering”), (subject to the right of the Company to increase the maximum by 15% to $5,750,000 to cover over-allotments). The Units may be sold at one or more closings of the Offering (each a “Closing,” and, collectively, the “Closings”), at any time during the Offering Period (as hereinafter defined); provided, however, that no Closing may be effectuated unless and until irrevocable subscriptions for at least the Minimum Offering have been deposited in the Escrow Account (defined hereafter). The minimum investment amount that may be purchased by an Investor is 20,000 Units at a price of $5.00 per Unit (the “Investor Minimum Investment”); provided, however, the Company, in its sole discretion, may accept an Investor subscription for an amount less than the Investor Minimum Investment. The subscription for the Units will be made in accordance with and subject to the terms and conditions of the Subscription Agreement and the Memorandum.

The Units will be offered through ________ __, 2016 commencing on the date of the Memorandum (the “Initial Offering Period”), which period may be extended by the Company and Joseph Gunnar & Co., LLC (the “Placement Agent”) in their sole discretion, without further notice to prospective investors by the Company to a date not later than ________ __, 2016 (the “Termination Date”), with this additional period, together with the Initial Offering Period, being referred to herein as the “Offering Period”. In the event that (i) subscriptions for the Offering are rejected in whole (at the sole discretion of the Company), (ii) the Minimum Offering has not been subscribed for prior to the expiration of the Initial Offering Period or, if extended, prior to the Termination Date or (iii) the Offering is otherwise terminated by the Company, then the Escrow Agent will refund all subscription funds held in the Escrow Account to the persons who submitted such funds, without interest, penalty or deduction. If a subscription is rejected in part (at the sole discretion of the Company) and the Company accepts the portion not so rejected, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction.

The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain capitalized terms used, but not otherwise defined herein, will have the respective meanings provided in the Memorandum.

2.          Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Signature Bank, as Escrow Agent for ToughBuilt Industries, Inc.,” in the full amount of the purchase price of the Units being subscribed for. Together with the check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed Signature Page to this Subscription Agreement along with a completed and executed Accredited Investor Certification, which are annexed hereto.

3.          Deposit of Funds. All payments made as provided in Section 2 hereof by Purchasers subscribing pursuant to the Memorandum will be deposited by the Purchaser as soon as practicable with Signature Bank, as escrow agent (the “Escrow Agent”), or such other escrow agent appointed by the Placement Agent and the Company, in a non-interest bearing escrow account (the “Escrow Account”). In the event that the Company does not effect a Closing under the Subscription Agreement during the Offering Period, the Escrow Agent will refund all subscription funds, without deduction and/or interest accrued thereon, and will return the subscription documents to each Purchaser. If the Company rejects a subscription, either in whole or in part (at the sole discretion of the Company), the rejected subscription funds or the rejected portion thereof will be returned promptly to such Purchaser without interest, penalty, expense or deduction.

4.          Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this or any other subscription. The Company will have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of the Subscription Agreement.

5.          Representations and Warranties of the Purchaser. The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)          None of the Units, the component Preferred Stock or Warrants, nor the shares of common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)          The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received and have carefully reviewed the Memorandum, this Subscription Agreement, and the agreements and instruments referenced in the Memorandum (collectively, the “Transaction Documents”) and all other documents requested by the Purchaser or its Advisors, if any, and understand the information contained therein, prior to the execution of this Subscription Agreement;

(c)          Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of the Units or their component securities or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority. Any representation to the contrary may be a criminal offense;

(d)          All documents, records, and books pertaining to the investment in the Units including, but not limited to, all information regarding the Company and the Units, have been made available for inspection and reviewed by the Purchaser and its Advisors, if any;

(e)          The Purchaser and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, the Offering, the Units, the Transaction Documents and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the full satisfaction of the Purchaser and its Advisors, if any;

(f)          In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum, or as contained in documents so furnished to the Purchaser or its Advisors, if any, by the Company in writing;

(g)          The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Units and is not subscribing for the Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)          The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than fees to be paid by the Company to the Placement Agent, as described in the Memorandum);

(i)          The Purchaser, either alone or together with its Advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities of private companies, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j)          The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in any of the Units and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors;

(k)          The Purchaser is acquiring the Units solely for such Purchaser’s own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of any of the Units and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)          The Purchaser understands and agrees that purchase of the Units and the component securities is a high risk investment and the Purchaser is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the Units or the component securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends will be placed on the certificates representing the component securities to the effect that such securities have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s books. The Purchaser understands that there is no public market for the Units, the Preferred Stock or the Warrant to be issued in the Offering nor for the Common Stock underlying conversion of the Preferred Stock and exercise of the Warrant and the Company has no intention of seeking an active trading market for any of these securities;

(m)          The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Units for an indefinite period of time;

(n)          The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth in the Memorandum and, in particular, the matters under the caption “Risk Factors” therein and understands any of such risk may materially adversely affect the Company’s operations and future prospects;

(o)          The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission under the Securities Act and has truthfully and accurately completed the Purchaser Questionnaire attached to this Subscription Agreement and will submit to the Company such further assurances of such status as may be reasonably requested by the Company;

(p)          The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)          The Purchaser and its Advisors, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and the documents incorporated by reference in the Memorandum, including, but not limited to, the terms and conditions of the Units, the Preferred Stock and the Warrants as set forth therein and the Transaction Documents and all other related documents, received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or its Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided by the Company in writing to the full satisfaction of the Purchaser and its Advisors, if any;

(r)          The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of securities as described in the Memorandum;

(s)          The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. This investment is a suitable one for the Purchaser;

(t)          The Purchaser acknowledges that any and all estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed, will not be updated by the Company and should not be relied upon;

(u)          No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the offering of the Units which are in any way inconsistent with the information contained in the Memorandum;

(v)         Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(w)          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(x)          (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser or Plan fiduciary (a) is responsible for the decision to invest in the Company; (b) is independent of the Company and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates; and

6.          Representations and Warranties of the Company. Except as set forth in the Memorandum, which Memorandum shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Memorandum, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the Memorandum. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no legal proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Units and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents that has not been obtained, other than: (i) the filing of a Form D with the Commission, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Units. The Units and the component Preferred Stock and Warrants are each duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. Upon conversion of the Preferred Stock in accordance with its terms, the Conversion Shares will be duly and validly issued, fully paid and nonassessable, and upon exercise of any Warrants in accordance with their terms, the Warrant Shares will be duly and validly issued, fully paid and nonassessable.

(g)          Capitalization. The capitalization of the Company is as set forth in the Memorandum. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Units.

(h)          Financial Statements. The financial statements of the Company included as Exhibit A to the Memorandum comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as described in the Memorandum, neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any state securities administrator involving the Company or any current or former director or officer of the Company.

(j)          Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k)          Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l)          Title to Assets. The Company has good and marketable title in all personal property owned by it that is material to the business of the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(m)          Intellectual Property.

(i)          The term “Intellectual Property Rights” includes:

1.          the name of the Company, all, registered and unregistered trademarks, service marks, and applications (collectively, “Marks”);

2.          all patents, patent applications, and inventions and discoveries that may be patentable owned by the Company or licensed from third parties (collectively, “Patents”);

3.          all copyrights in both published works and published works owned by the Company or licensed from third parties (collectively, “Copyrights”);

4.          all rights in mask works owned by the Company or licensed from third parties (collectively, “Rights in Mask Works”); and

5.          all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company as licensee or licensor.

(ii)         Agreements. The Memorandum accurately summarizes all contracts relating to the Intellectual Property Rights to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any such agreement.

(iii)        Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner or licensee of all right, title, and interest in and to each of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(n)          Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o)          Transactions with Affiliates and Employees. Except as described in the Memorandum, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(p)          No General Solicitation. Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has offered or sold any of the Units by any form of general solicitation or general advertising. The Company has offered the Units for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(q)          Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents except as set forth in the Memorandum. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 6(q) that may be due in connection with the transactions contemplated by the Transaction Documents.

(r)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company intends to conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby.

(t)          Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its businesses and the transactions contemplated hereby, including the Memorandum, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(u)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(v)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(w)          Foreign Corrupt Practices. The Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(x)          Accountants. The Company’s accounting firm is Marcum LLP. To the knowledge and belief of the Company, such accounting firm is registered with the Public Company Accounting Oversight Board, and has expressed its opinion with respect to the financial statements of the Company for the fiscal year ending December 31, 2015 included herewith as Exhibit A to the Memorandum.

(y)          Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

7.          Demand Registration Rights.

(a)          Following the consummation of the Company’s planned initial public offering (the “IPO”) and the subsequent expiration of the Lock-Up Period that shall commence upon the date of such IPO (the “Expiration Date”), in the event that Rule 144 of the Securities Act is not then available for the resale of the Conversion Shares and the Warrant Shares (collectively, the “Registrable Securities”), each Purchaser shall have the right, by written notice (the “Demand Notice”) given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or part of the Registrable Securities designated by such Purchaser. Upon receipt of any such Demand Notice, the Company will promptly notify all other Purchasers of the receipt of such Demand Notice and allow them the opportunity to include the Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. The Purchasers as a group shall be entitled to one Demand Registration pursuant to this Agreement unless any such Demand Registration did not become effective or was not maintained effective for a period (whether or not continuous) of at least four (4) years or such shorter period which shall terminate when all Registrable Securities covered by such Demand Registration have been disposed of pursuant thereto. The Company will use its commercially reasonable efforts to prepare and file with the SEC, within thirty (30) days after the Company first receives a Demand Notice (the “Filing Deadline”) , a registration statement for the purpose of effecting a registration under the Securities Act in accordance with the method or methods of distribution specified by such Purchasers in the Demand Notices, and will use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the SEC; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Purchaser is entitled to piggyback registration rights pursuant to Section 8 hereof and the Purchaser has elected to participate in the offering covered by such registration statement.

(b)         The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to this Section 7, but the Purchasers shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Purchasers to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Purchaser; provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Purchaser shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Purchaser that such prospectus may no longer be used due to a material misstatement or omission.

(c)         In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Purchaser participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

(i)  use its best efforts to keep the registration statement continuously effective until four years after the date the registration statement is first declared effective or until the holders have sold all the Registrable Securities covered by the registration statement, whichever occurs first;

(ii)  furnish to the Purchasers of Registrable Securities included in such registration statement such number of copies of the registration statement preliminary prospectus, final prospectus and other documents incident thereto as such Purchasers from time to time may reasonably request;

(iii)  prepare and file with the SEC (and promptly notify the participating Purchasers of such event) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and

(iv)  notify each Purchaser of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

8.          Piggyback Registration Rights.

(a)          In addition to the demand right of registration described in Section 7 hereof, the Purchaser shall have the right to include the Registrable Securities as part of any other registration of securities filed by the Company in a registration statement under Securities Act (including, but not limited to, registration statements relating to secondary offerings of securities of the Company but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, or (iii) on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Registrable Securities). In the event the Purchaser desires to include in any such registration statement all or any part of the Registrable Securities held by the Purchaser, the Purchaser shall within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing, including the number of such Registrable Securities that the Purchaser wishes to include in such registration statement. If the Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, and Rule 144 under the Securities Act remains unavailable for the resale of such Registrable Securities, the Purchaser shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company until the Purchasers have sold all of the Registrable Securities held by them. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 8 hereof, but the Purchasers shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Purchasers to represent them in connection with the sale of the Registrable Securities.

(b)          Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advise the Company that the total amount or kind of securities that the Purchaser, the Company and any other persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the various parties wishing to have shares of the Company’s common stock registered shall be included in the following order:

(i)          if the Company proposes to register treasury shares or authorized but unissued shares of its common stock (collectively, “Primary Securities”):

(A)         first, the Primary Securities;

(B)         second, the Registrable Securities requested to be included in such registration statement, together with shares of its common stock that do not constitute Registrable Securities or Primary Securities (“Other Securities”) held by parties exercising similar piggy-back registration rights (or if necessary, such Registrable Securities and Other Securities pro rata among the holders thereof based upon the number of such Registrable Securities and Other Securities requested to be registered by each such holder).

(ii)         if the Company proposes to register Other Securities:

(A)         first, the Other Securities requested to be included in such registration by holders exercising demand registration rights;

(B)         second, the Registrable Securities requested to be included in such registration, together with Other Securities held by parties exercising similar piggy-back registration rights (or if necessary, such Registrable Securities and Other Securities pro rata among the holders thereof based upon the number of such Registrable Securities and Other Securities requested to be registered by each such holder).

Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement referred to herein (a “Registration Statement”) at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to any Purchaser.

(c)          As a condition to the inclusion of its Registrable Securities, each Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(d)          The Purchaser agrees by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event that, in the good faith judgment of the Company’s Board of Directors, requires the suspension of the Purchaser’s rights under this Section 8, the Purchaser will forthwith discontinue disposition of the Registrable Securities pursuant to the then current prospectus included in the Registration Statement, as the same may be amended or supplemented (including such prospectus subject to completion) (the “Prospectus”), until the Purchaser is advised in writing by the Company that the use of the Prospectus may be resumed. If so directed by the Company, on the happening of such event, the Purchaser will deliver to the Company all copies, other than permanent file copies then in the Purchaser’s possession, of the Prospectus covering the Registrable Securities at the time of receipt of such notice.

(e)          The Purchaser hereby covenants with the Company (i) not to make any sale of Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least 5 business days prior to the date on which the Purchaser first offers to sell any such Registrable Securities.

(f)          The Purchaser acknowledges and agrees that the Registrable Securities sold pursuant to a registration statement described in this Section 8 are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (x) the Registrable Securities have been sold in accordance with such registration statement and (y) the requirement of delivering a current Prospectus has been satisfied.

(g)          The Purchaser shall not take any action with respect to any distribution deemed to be made pursuant to such registration statement that would constitute a violation of Regulation M under the Exchange Act, or any other applicable rule, regulation or law.

(h)          Upon the expiration of the effectiveness of any registration statement described in this Section 8, the Purchaser shall discontinue sales of the Registrable Securities pursuant to such registration statement upon receipt of notice from the Company of the Company’s intention to remove from registration the Registrable Securities covered by such registration statement that remain unsold, and the Purchaser shall notify the Company of the number of registered Registrable Securities that remain unsold immediately upon receipt of such notice from the Company.

(i)          In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or of (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, the Purchaser agrees not to effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by the managing underwriter or underwriters).

(j)          In furtherance and not in limitation of the foregoing, the Purchaser shall have no rights pursuant to this Section 8 at such time as all of the Purchaser’s Registrable Securities may be sold without limitation pursuant to Rule 144.

9.          Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, the Placement Agent and each of their respective officers, directors, managers, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgement, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

10.         Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement will survive the death or disability of the Purchaser and will be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder will be joint and several and the agreements, representations, warranties and acknowledgments herein will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.         Modification. This Subscription Agreement will not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

12.         Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth in the Memorandum or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party will have furnished in writing in accordance with the provisions of this Section 12). Any notice or other communication given by certified mail will be deemed given at the time of certification thereof, except for a notice changing a party’s address which will be deemed given at the time of receipt thereof.

13.         Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of any of the Units or component securities will be made only in accordance with all applicable laws.

14.         Applicable Law. This Subscription Agreement will be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the parties may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

15.         Blue Sky Qualification. The purchase of Units pursuant to this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws.

16.         Use of Pronouns. All pronouns and any variations thereof used herein will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.         Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any trade or business secrets of the Company and any business materials that are treated by the Company as confidential or proprietary, including, without limitation, confidential information obtained by or given to the Company about or belonging to third parties.

18.         Miscellaneous.

(a)          This Subscription Agreement, together with the other Transaction Documents, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)          Each of the Purchaser’s and the Company’s representations and warranties made in this Subscription Agreement will survive the execution and delivery hereof and delivery of the Units.

(c)          Each of the parties hereto will pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)          This Subscription Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which will together constitute one and the same instrument.

(e)          Each provision of this Subscription Agreement will be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality will not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)          Paragraph titles are for descriptive purposes only and will not control or alter the meaning of this Subscription Agreement as set forth in the text.

19.         Signature Page. It is hereby agreed by the parties hereto that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein below, will be deemed and constitute the agreement by the Purchaser to be bound by all of the terms and conditions hereof as well as by the each of the other Transaction Documents, and will be deemed and constitute the execution by the Purchaser of all such Transaction Documents without requiring the Purchaser’s separate signature on any of such Transaction Documents.

ANTI-MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.	As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

TOUGHBUILT INDUSTRIES, INC.

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

Purchaser hereby elects to purchase a total of ____________Units (the “Units”), at a purchase price of $5.00 per Unit (NOTE: to be completed by the Purchaser).

Date (NOTE: To be completed by the Purchaser): __________________, 2016

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

AGREED AND ACCEPTED:

TOUGHBUILT INDUSTRIES, INC.

By:
	Name:	Michael Panosian	Date
	Title:	Chief Executive Officer

TOUGHBUILT INDUSTRIES, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(All individual investors must INITIAL where appropriate. Where there are joint investors both parties must INITIAL):

Initial _______	I certify that I have a “net worth” of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes hereof, “net worth” shall be deemed to include all of your assets, liquid or illiquid (excluding the value of your principal residence), minus all of your liabilities (excluding the amount of indebtedness secured by your principal residence up to its fair market value.)

Initial _______	I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet either of the criteria for Individual Investors, above.

Initial _______	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in Company.

Initial _______	The undersigned certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The undersigned certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Subscription Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors, above.

Initial _______	The undersigned certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The undersigned certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in Company.

Initial _______	The undersigned certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The undersigned certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The undersigned certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act of 1933, as amended, or a registered investment company.

BAD ACTOR DISQUALIFICATION QUESTIONNAIRE

Instructions: On September 23, 2013, the Securities and Exchange Commission (the “SEC”) rule disqualifying securities offerings involving certain “felons and other ‘bad actors’” from reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) went into effect. The new rule triggers disclosure of bad actors and bad acts that occurred on or prior to September 23, 2013, and provides that bad actors/bad acts occurring after September 23, 2013 cause the disqualification from reliance on Rule 506. In order to confirm that ToughBuilt Industries, Inc. (the “Company”) remains eligible to rely on Rule 506 and to comply with the related disclosure requirements, each (i) director, executive officer, other officer participating in an offering of securities, general partner or managing member of the Company, (ii) beneficial owner of 20% or more of the Company’s outstanding voting equity securities, (iii) any promoter connected with the Company at the time of the sale of the offering, (iv) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of securities in the offering (a “Solicitor”), (v) any general partner or managing member of any Solicitor, and (vi) any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor is required to complete and execute this Bad Actor Disqualification Questionnaire (this “Questionnaire”).

If you are a person described in clauses (i) through (vi) above, you need to complete this Questionnaire. Please answer “Yes” or “No” with respect to each of the items set forth below. If you answer “Yes” to any of the following, please provide a detailed written description of all relevant facts and circumstances relating the applicable event, conviction, order, proceeding or action.

(1)	Have you been convicted, within the prior ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?	☐Yes ☐ No

(2)	Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the prior five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?	☐ Yes ☐ No

(3)	Are you subject to a final order of a U.S. state securities commission (or an agency or officer of a U.S. state performing like functions); a U.S. state authority that supervises or examines banks, savings associations, or credit unions; a U.S. state insurance commission (or an agency or officer of a state performing like functions); an appropriate U.S. federal banking agency; the U.S. Commodity Futures Trading Commission (the “CFTC”); or the U.S. National Credit Union Administration that: (A) bars you from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years?	☐ Yes ☐ No

(4)	Are you subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or section 203(e) or (f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), that, (A) suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on your activities, functions or operations; or (C) bars you from being associated with any entity or from participating in the offering of any penny stock?	☐ Yes ☐ No

(5)	Are you subject to any order of the SEC entered within the last five years that orders you to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act, and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or (B) Section 5 of the Securities Act?	☐ Yes ☐ No

(6)	Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?	☐ Yes ☐ No

(7)	Have you filed (as a registrant or issuer), or were you an underwriter or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the prior five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?	☐ Yes ☐ No

(8)	Are you subject to a United States Postal Service false representation order entered within the last five years, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?	☐ Yes ☐ No

(9)	To the best of your knowledge, are you now the subject of any action, regulatory complaint, proceeding or other event that could result in a “yes” answer to any part of items 1-8 above?	☐ Yes ☐ No

You hereby certify, represent and warrant that each of the above statements is true and correct and agree to immediately notify the company if such information becomes inaccurate in any respect. You further agree to immediately notify the company of any action, proceeding, investigation, event, action or development that could result in a “Yes” answer to any of the statements set forth above.

By:

Name:

Date:

TOUGHBUILT INDUSTRIES, INC.

Investor Profile

(Must be completed by Investor)

Section A - Personal Investor Information

Title in Which Securities Should be Held: ___________________________________________________________

Individual executing Profile: _____________________________________________________________________

Social Security Number(s) / Federal I.D. Number: _____________________________________________________

Date of Birth: _________________ Marital Status: _________________

Joint Party Date of Birth:_________________

Investment Experience (Years): ___________

Annual Income: _________________

Liquid Net Worth:_____________

Net Worth: ________________

Investment Objectives (circle one or more):	Long Term Capital Appreciation, Short Term Trading, Businessman’s Risk, Income, Safety of Principal, Tax Exempt Income or other

Home Street Address: ________________________________________________________________________

Home City, State & Zip Code: ________________________________________________________________________

Home Phone: ________________________ Home Fax: _____________________

Home Email: _______________________________

Employer: ________________________________________________________________________

Employer Street Address: ________________________________________________________________________

Employer City, State & Zip Code: _____________________________________________________________________

Bus. Phone: __________________________ Bus. Fax: _______________________

Bus. Email: ________________________________

Type of Business: ________________________________________________________________________

☐ Please check if you are a FINRA member or affiliate of a FINRA member firm

JOSEPH GUNNAR Account Executive / Outside Broker/Dealer: _____________________________________________

TOUGHBUILT INDUSTRIES, INC.

Investor Profile

(Must be completed by Purchaser)

Section B – Entity Investor Information

Title in Which Securities Should be Held: _______________________________________________________________

Authorized Individual executing Profile or Trustee: ________________________________________________________

Social Security Numbers / Federal I.D. Number: ___________________________________________________________

Investment Experience (Years): ___________

Annual Income: _______________

Net Worth: ________________

Was the Trust formed for the specific purpose of purchasing the Units? ☐ Yes ☐ No

Principal Purpose (Trust)______________________________________

Type of Business: ________________________________________________________

Investment Objectives (circle one or more):	Long Term Capital Appreciation, Short Term Trading, Businessman’s Risk, Income, Safety of Principal, Tax Exempt Income or other

Street Address: ________________________________________________________________________

City, State & Zip Code: ________________________________________________________________________

Phone: ________________________ Fax: ________________________

Email: __________________________

☐ Please check if you are a FINRA member or affiliate of a FINRA member firm:

Joseph Gunnar Account Executive / Outside Broker/Dealer: _______________________

TOUGHBUILT INDUSTRIES, INC.

Form of Payment & Securities Delivery Instructions

Section C – Form of Payment – Check or Wire Transfer

☐	Check payable to “SIGNATURE BANK, AS ESCROW AGENT FOR TOUGHBUILT INDUSTRIES, INC.”

☐	Wire funds from my outside account according to the “To subscribe for shares of Common Stock in the private offering of TOUGHBUILT INDUSTRIES, INC.” page (page “i”)

☐	Wire funds from my JOSEPH GUNNAR Account – See following page

☐	The funds for this investment are rolled over, tax deferred from ____________________ within the Allowed 60-day window

Section D – Securities Delivery Instructions (check one)

☐	Please deliver my securities to Joseph Gunnar for deposit into my brokerage account.

☐	Please deliver my securities to the address listed in the above Investor Profile.

☐	Please deliver my securities to the below address:

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